Loan No. 07-0004235

PROMISSORY NOTE

$15,930,000______________, 2005

1.	Promise to Pay.

FOR VALUE RECEIVED, EMERITUS PROPERTIES-ARKANSAS, LLC, a Delaware limited liability company ("Borrower") whose address is c/o Emeritus Corporation, 3131 Elliott Avenue, Suite 500, Seattle, Washington 98121 promises to pay to the order of GENERAL ELECTRIC CAPITAL CORPORATION, INC., a Delaware corporation, and its successors and assigns (in its individual capacity, "GECC", and as agent for Lenders (as defined below), "Agent"), the sum of Fifteen Million Nine Hundred Thirty Thousand and No/100 Dollars ($15,930,000), together with all other amounts added thereto pursuant to this Note or otherwise payable to GECC under the Loan Documents (as hereinafter defined), including, but not limited to, any Prepayment Premium as defined and set forth in the Loan Agreement of even date herewith among GECC and the other financial institutions who are or hereafter become parties to the Loan Agreement (together with GECC, collectively or individual, as the context may require, "Lender"), Borrower and Agent (as amended, modified, supplemented or restated from time to time, the "Loan Agreement") (or so much thereof as may from time to time be outstanding), together with interest thereon as hereinafter set forth, all payable in lawful money of the United States of America. Payments shall be made at the offices of Agent at GEMSA, File 59229, Los Angeles, California 90074-9229 (or such other address as Agent may hereafter designate in writing to Borrower). Except as otherwise provided herein, capitalized terms used in this Note shall have the same meanings as are assigned to such terms in the Loan Agreement.

This Note is evidenced and secured by, among other things, the Loan Documents and those certain Security Documents encumbering, among other things, the Projects. ". Reference is hereby made to the Loan Agreement for a statement of all of the terms and conditions under which the Loan evidenced hereby is made and to be repaid.

2.	Payments.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Loan Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Loan Agreement. If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. Payments will be applied in accordance with the terms of the Loan Agreement. Borrower may prepay or defease this Note, if at all, only to the extent permitted by and in accordance with the provisions of the Loan Agreement, including the payment of any applicable Prepayment Premium then due.

3.	Default.

Upon and after the occurrence of and during the continuance of any Event of Default, this Note may, as provided in the Loan Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

4.	APPLICABLE LAW; SEVERABILITY.

THIS NOTE SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. THE INVALIDITY, ILLEGALITY OR UNENFORCEABILITY OF ANY PROVISION OF THIS NOTE SHALL NOT AFFECT OR IMPAIR THE VALIDITY, LEGALITY OR ENFORCEABILITY OF THE REMAINDER OF THIS NOTE, AND TO THIS END, THE PROVISIONS OF THIS NOTE ARE DECLARED TO BE SEVERABLE.

5.	Waiver.

Borrower, for itself and all endorsers, guarantors and sureties of this Note, and their heirs, legal representatives, successors and assigns, hereby waives presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, and agrees that their respective liability shall be unconditional and without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Agent. Borrower, for itself and all endorsers, guarantors and sureties of this Note, including but not limited to Guarantor, and their heirs, legal representatives, successors and assigns, hereby consents to every extension of time, renewal, waiver or modification that may be granted by Agent with respect to the payment or other provisions of this Note, and to the release of any makers, endorsers, guarantors or sureties, and their respective heirs, legal representatives, successors and assigns, and of any collateral given to secure the payment hereof, or any part hereof, with or without substitution, and agrees that additional makers, endorsers, guarantors or sureties and their heirs, legal representatives, successors and assigns, may become parties hereto without notice to Borrower or to any endorser, guarantor or surety and without affecting the liability of any of them.

6.	Miscellaneous.

6.1.  Amendments.

This Note may not be terminated or amended orally, but only by a termination or amendment in writing signed by Agent.

6.2.  Lawful Rate of Interest.

In no event whatsoever shall the amount of interest paid or agreed to be paid pursuant to this Note or any of the Loan Documents exceed the highest lawful rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Note and the other Loan Documents shall involve exceeding the lawful rate of interest which a court of competent jurisdiction may deem applicable hereto ("Excess Interest"), then ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under such law and if, for any reason whatsoever, Agent or Lender shall receive, as interest, an amount which would be deemed unlawful under such applicable law, such interest shall be applied to the Loan (whether or not due and payable), and not to the payment of interest, or refunded to Borrower if such Loan has been paid in full. None of Borrower, Guarantor, nor any guarantor, endorser or surety nor their heirs, legal representatives, successors or assigns shall have any action against Agent or Lender for any damages whatsoever arising out of the payment or collection of any such Excess Interest.

6.3.  Captions.

The captions of the Paragraphs of this Note are for convenience of reference only and shall not be deemed to modify, explain, enlarge or restrict any of the provisions hereof.

6.4.  Notices.

Notices shall be given under this Note in conformity with the terms and conditions of the Loan Agreement.

6.5.  Time of Essence.

Time is of the essence of this Note and the performance of each of the covenants and agreements contained herein.

7.	Sale of Loan.

Subject to the terms and conditions set forth in the Loan Agreement, Agent or Lender, at any time and without the consent of Borrower, may grant participations in or sell, transfer, assign and convey all or any portion of its right, title and interest in and to the Loan, this Note, the Security Documents and the other Loan Documents, any guaranties given in connection with the Loan and any collateral given to secure the Loan.

IN WITNESS WHEREOF, Borrower has executed this Senior Note or has caused the same to be executed by its duly authorized representatives as of the date first set forth above.

BORROWER:

EMERITUS PROPERTIES-ARKANSAS, LLC, a Delaware limited liability company

By:EMERITUS CORPORATION, a Washington corporation, its sole member

By: /s/ Raymond R. Brandstrom
Name:  Raymond R. Brandstrom
Its: Vice President of Finance